EXHIBIT 10.5

EX-IM TRANSACTION SPECIFIC SECURITY AGREEMENT

This EX-IM TRANSACTION SPECIFIC SECURITY AGREEMENT (this "Agreement"), dated as of July 13, 2011 is made by and between ENGLOBAL U.S., INC., a Texas corporation (the "Debtor"), and WELLS FARGO BANK, N.A. (the "Secured Party").

PRELIMINARY STATEMENT.  The Secured Party has entered into an Ex-Im Transaction Specific Credit Agreement dated of even date herewith with the Debtor (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").  It is a condition precedent to the effectiveness of the Credit Agreement that the Debtor shall have executed and delivered this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein and for other good and valuable consideration, the adequacy, receipt and sufficiency of which are hereby acknowledged, and in order to induce the Secured Party to issue or cause to be issued Standby LCs for the account of the Debtor and otherwise extend credit related thereto under the Credit Agreement, the parties hereto hereby agree as follows:

SECTION 1.   Defined Terms and Related Matters.  Capitalized terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement.  The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise defined herein or in the Credit Agreement, the terms defined in Article 9 of the Uniform Commercial Code as enacted and in effect from time to time in the State of Texas (the "UCC") are used herein as therein defined.  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

(a) "Buyer" shall mean an entity which has entered into one or more Export Orders with the Debtor or who is an obligor on Export-Related Accounts Receivable.

(b) "Domestic Security Agreement" shall mean that certain Security Agreement dated as of even date hereof between Debtor and Secured Party.

(c) "Export-Related Collateral" shall mean all of the Debtor's privileges, rights, titles and interests in and to (i) the Export-Related Accounts Receivables; (ii) the Export-Related Inventory, together with all accessions, appurtenances and additions to and substitutions for any of the foregoing; all products and proceeds of any of the foregoing; all renewals and replacements of any of the foregoing; and all accounts, instruments, notes, chattel paper, documents (including documents of title), books, records, contract rights and general intangibles relating to or arising in connection with the foregoing (including all insurance and claims for insurance affected or held for the benefit of the Debtor or Secured Party in respect of any of the foregoing); and (iii) any cash in the pledged account securing the Credit Agreement.  The inclusion of proceeds does not authorize the Debtor to sell, dispose of or otherwise use the Collateral in any manner not authorized herein.

(d) "Export Order" shall mean a documented purchase order or contract evidencing a Buyer's agreement to purchase the Items from the Debtor for export from the United States.

(e) "Export-Related Accounts Receivable" shall mean those Accounts Receivable arising from the sale of Items which are due and payable to the Debtor in the United States and as otherwise approved of by Ex-Im Bank and the Secured Party.

(f) "Export-Related Inventory" shall mean the Inventory of the Debtor located in the United States that has been purchased, manufactured or otherwise acquired by the Debtor for sale or resale as Items, or to be incorporated into Items to be sold or resold pursuant to Export Orders.

(g) "Items" shall mean the finished goods or services which are intended for export from the United States, meet the U.S. Content requirements in accordance with Section 2.01(b)(ii) of the Borrower Agreement and are specified in Section 4.A. of that certain Loan Authorization Notice executed by Secured Party in connection with the Credit Agreement on July 13, 2011 and submitted to Ex-Im Bank.

(h) "U.S. Content" shall mean, with respect to any Item, all the costs, including labor, materials, services and overhead, but not markup or profit margin, which are of U.S. origin or manufacture, and which are incorporated into an Item in the United States.

SECTION 2.   GRANT OF SECURITY INTEREST.  For valuable consideration, Debtor hereby grants and transfers to Secured Party a security interest in all of the property of Debtor described as follows (collectively, the "Collateral"):

(a) all accounts, deposit accounts, contract rights, chattel paper (whether electronic or tangible), instruments, promissory notes, documents, general intangibles, payment intangibles, software, letter of credit rights, health-care insurance receivables and other rights to payment of every kind now existing or at any time hereafter arising ("Accounts Receivable");

(b) all inventory, goods held for sale or lease or to be furnished under contracts for service, or goods so leased or furnished, raw materials, component parts, work in process and other materials used or consumed in Debtor's business, now or at any time hereafter owned or acquired by Debtor, wherever located, and all products thereof, whether in the possession of Debtor, any warehousemen, any bailee or any other person, or in process of delivery, and whether located at Debtor's places of business or elsewhere ("Inventory");

(c) all warehouse receipts, bills of sale, bills of lading and other documents of every kind (whether or not negotiable) in which Debtor now has or at any time hereafter acquires any interest, and all additions and accessions thereto, whether in the possession or custody of Debtor, any bailee or any other person for any purpose;

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(d) all money and property heretofore, now or hereafter delivered to or deposited with Bank or otherwise coming into the possession, custody or control of Bank (or any agent or bailee of Bank) in any manner or for any purpose whatsoever during the existence of this Agreement and whether held in a general or special account or deposit for safekeeping or otherwise;

(e) all right, title and interest of Debtor under licenses, guaranties, warranties, management agreements, marketing or sales agreements, escrow contracts, indemnity agreements, insurance policies, service or maintenance agreements, supporting obligations and other similar contracts of every kind in which Debtor now has or at any time hereafter shall have an interest;

(f) all goods, tools, machinery, furnishings, furniture and other equipment and fixtures of every kind now existing or hereafter acquired, and all improvements, replacements, accessions and additions thereto and embedded software included therein, whether located on any property owned or leased by Debtor or elsewhere, including without limitation, any of the foregoing now or at any time hereafter located at or installed on the land or in the improvements at any of the real property owned or leased by Debtor, and all such goods after they have been severed and removed from any of said real property; and

(g) all motor vehicles, trailers, mobile homes, manufactured homes, boats, other rolling stock and related equipment of every kind now existing or hereafter acquired and all additions and accessories thereto, whether located on any property owned or leased by Debtor or elsewhere;

together with whatever is receivable or received when any of the foregoing or the proceeds thereof are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including without limitation, all rights to payment, including returned premiums, with respect to any insurance relating to any of the foregoing, and all rights to payment with respect to any claim or cause of action affecting or relating to any of the foregoing (collectively, "Proceeds").

Notwithstanding anything herein to the contrary, (i) Secured Party's security interest in Export-Related Collateral obtained pursuant to the Domestic Security Agreement is junior in right of priority to the security interest therein granted pursuant to this Agreement, and (ii)  Secured Party’s security interest in Collateral that is not Export-Related Collateral obtained pursuant to this Agreement is junior in right of priority to the security interest granted pursuant to the Domestic Security Agreement; provided, however that in respect of any Collateral that constitutes general intangibles under the UCC, the priority in the security interests created pursuant to this Agreement and the Domestic Security Agreement shall rank pari passu and shall share in such Collateral comprising general intangibles pro rata in proportion to the respective obligations secured under this Agreement and the Domestic Security Agreement.

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SECTION 3.   OBLIGATIONS SECURED.  The obligations secured hereby are the payment and performance of: (a) all present and future Indebtedness of Debtor to Secured Party; (b) all obligations of Debtor and rights of Secured Party under this Agreement; and (c) all present and future obligations of Debtor to Secured Party of other kinds.  The word "Indebtedness" is used herein in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of Debtor, or any of them, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement, and whether Debtor may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

SECTION 4.   TERMINATION.  This Agreement will terminate upon the performance of all obligations of Debtor to Secured Party, including without limitation, the payment of all Indebtedness of Debtor to Secured Party, and the termination of all commitments of Secured Party to extend credit to Debtor, existing at the time Secured Party receives written notice from Debtor of the termination of this Agreement.

SECTION 5.   OBLIGATIONS OF SECURED PARTY.  Secured Party has no obligation to make any loans hereunder.  Any money received by Secured Party in respect of the Collateral may be deposited, at Secured Party's option, into a non-interest bearing account over which Debtor shall have no control, and the same shall, for all purposes, be deemed Collateral hereunder.

SECTION 6.   REPRESENTATIONS AND WARRANTIES.  Debtor represents and warrants to Secured Party that:

(a) Debtor is an organization registered under the laws of the State of Texas;

(b) Debtor's legal name is exactly as set forth on the first page of this Agreement, and all of Debtor 's organizational documents or agreements delivered to Secured Party are complete and accurate in every respect;

(c) Debtor’s chief executive office is located at the following address: 654 North Sam Houston Parkway East, Suite 400, Houston, Texas 77060;

(d) Debtor is the owner and has possession or control of the Collateral and Proceeds;

(e) the Collateral (except goods in transit) is located or domiciled at the following additional addresses: [_______________________________];

(f) Debtor has the exclusive right to grant a security interest in the Collateral and Proceeds;

(g) all Collateral and Proceeds are genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created hereby or as otherwise agreed to by Secured Party, or as heretofore disclosed by Debtor to Secured Party, in writing;

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(h) all statements contained herein and, where applicable, in the Collateral are true and complete in all material respects;

(i) no financing statement covering any of the Collateral or Proceeds, and naming any secured party other than Secured Party, is on file in any public office that has not been disclosed to Secured Party;

(j) where Collateral consists of rights to payment, all persons appearing to be obligated on the Collateral and Proceeds have authority and capacity to contract and are bound as they appear to be, all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of Debtor in such property, and all such Collateral and Proceeds comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any State consumer credit laws; and

(k) where the Collateral consists of equipment, Debtor is not in the business of selling goods of the kind included within such Collateral, and Debtor acknowledges that no sale or other disposition of any such Collateral, including without limitation, any such Collateral which Debtor may deem to be surplus, has been consented to or acquiesced in by Secured Party, except as specifically set forth in writing by Secured Party.

SECTION 7.   COVENANTS OF DEBTOR.

(a) Debtor agrees in general: (i) to pay Indebtedness secured hereby when due; (ii) to indemnify Secured Party against all losses, claims, demands, liabilities and expenses of every kind caused by property subject hereto; (iii) to permit Secured Party to exercise its powers; (iv) to execute and deliver such documents as Secured Party deems necessary to create, perfect and continue the security interests contemplated hereby; (v) not to change its name, and as applicable, its chief executive office, its principal residence or the jurisdiction in which it is organized and/or .registered without giving Secured Party prior written notice thereof; (vi) not to change the places where Debtor keeps any Collateral or Debtor's records concerning the Collateral and Proceeds without giving Secured Party prior written notice of the address to which Debtor is moving same; and (vii) to cooperate with Secured Party in perfecting all security interests granted herein and in obtaining such agreements from third parties as Secured Party deems necessary, proper or convenient in connection with the preservation, perfection or enforcement of any of its rights hereunder.

(b) Debtor agrees with regard to the Collateral and Proceeds, unless Secured Party agrees otherwise in writing: (i) that Secured Party is authorized to file financing statements in the name of Debtor to perfect Secured Party's security interest in Collateral and Proceeds; (ii) where applicable, to insure the Collateral with Secured Party named as loss payee, in form, substance and amounts, under agreements, against risks and liabilities, and with insurance companies satisfactory to Secured Party; (iii) where applicable, to operate the Collateral in accordance with all applicable statutes, rules and regulations relating to the use and control thereof, and not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried in connection therewith; (iv) not to remove the Collateral from Debtor's premises except in the ordinary course of Debtor's business; (v) to pay when due all license fees, registration fees and other charges in connection with any Collateral; (vi) not to permit any lien on the Collateral or Proceeds, including without limitation, liens arising from repairs to or storage of the Collateral, except in favor of Secured Party; (vii) not to sell, hypothecate or dispose of, nor permit the transfer by operation of law of, any of the Collateral or Proceeds or any interest therein, except sales of inventory to buyers in the ordinary course of Debtor's business or as otherwise permitted in the Credit Agreement; (viii) to permit Secured Party to inspect the Collateral at any time; (ix) to keep, in accordance with generally accepted accounting principles, complete and accurate records regarding all Collateral and Proceeds, and to permit Secured Party to inspect the same and make copies thereof at any reasonable time; (x) if requested by Secured Party, to receive and use reasonable diligence to collect Collateral consisting of accounts and other rights to payment and Proceeds, in trust and as the property of Secured Party, and to immediately endorse as appropriate and deliver such Collateral and Proceeds to Secured Party daily in the exact form in which they are received together with a collection report in form satisfactory to Secured Party; (xi) not to commingle Collateral or Proceeds, or collections thereunder, with other property; (xii) to give only normal allowances and credits and to advise Secured Party thereof immediately in writing if they affect any rights to payment or Proceeds in any material respect; (xiii) from time to time, when requested by Secured Party, to prepare and deliver a schedule of all Collateral and Proceeds subject to this Agreement and to assign in writing and deliver to Secured Party all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof; (xiv) in the event Secured Party elects to receive payments of rights to payment or Proceeds hereunder, to pay all expenses incurred by Secured Party in connection therewith, including expenses of accounting, correspondence, collection efforts, reporting to account or contract debtors, filing, recording, record keeping and expenses incidental thereto; and (xv) to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral and Proceeds free and clear of all defenses, rights of offset and counterclaims.

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SECTION 8.   POWERS OF SECURED PARTY.  Debtor appoints Secured Party its true attorney in fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by Secured Party's officers and employees, or any of them, whether or not Debtor is in default: (a) to perform any obligation of Debtor hereunder in Debtor's name or otherwise; (b) to give notice to account debtors or others of Secured Party's rights in the Collateral and Proceeds, to enforce or forebear from enforcing the same and make extension and modification agreements with respect thereto; (c) to release persons liable on Collateral or Proceeds and to give receipts and acquittances and compromise disputes in connection therewith; (d) to release or substitute security; (e) to resort to security in any order; (f) to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, financing statements, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release Secured Party's interest in the Collateral and Proceeds; (g) to receive, open and read mail addressed to Debtor; (h) to take cash, instruments for the payment of money and other property to which Secured Party is entitled; (i) to verify facts concerning the Collateral and Proceeds by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name; (j) to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to Proceeds; (k) to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect arid receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by Secured Party, at Secured Party's sole option, toward repayment of the 'Indebtedness or, where appropriate; replacement of the Collateral; (l) to exercise all rights, powers and remedies which Debtor would have, but for this Agreement, with respect to all Collateral and Proceeds subject hereto; (m) to enter onto Debtor's premises in inspecting the Collateral; (n) to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Indebtedness; (o) to preserve or release the interest evidenced by chattel paper to which Secured Party is entitled hereunder and to endorse and deliver any evidence of title incidental thereto; and (p) to do all acts and things and execute all documents in the name of Debtor or otherwise, deemed by Secured Party as necessary, proper and convenient in connection with the preservation, perfection or enforcement of its rights hereunder.

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SECTION 9.   PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS.  Debtor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral and Proceeds, and upon the failure of Debtor to do so, Secured Party at its option may pay any of them and shall be the sole judge of the legality or validity thereof and the amount necessary to discharge the same.  Any such payments made by Secured Party shall be obligations of Debtor to Secured Party, due and payable immediately upon demand, together with interest at a rate determined in accordance with the provisions of this Agreement, and shall be secured by the Collateral and Proceeds, subject to all terms and conditions of this Agreement.

SECTION 10.   EVENTS OF DEFAULT.  The occurrence of any of the following shall constitute an "Event of Default" under this Agreement: (a) any default in the payment or performance of any obligation, or any defined event of default, under (i) any contract or instrument evidencing any Indebtedness, or (ii) any other agreement between Debtor and Secured Party, including without limitation any loan agreement, relating to or executed in connection with any Indebtedness; (b) any representation or warranty made by Debtor herein shall prove to be incorrect, false or misleading in any material respect when made; (c) Debtor shall fail to observe or perform any obligation or agreement contained herein; (d) any impairment of the rights of Secured Party in any Collateral or Proceeds, or any attachment or like levy on any property of Debtor; and (e) Secured Party, in good faith, believes any or all of the Collateral and/or Proceeds to be in danger of misuse, dissipation, commingling, loss, theft, damage or destruction, or otherwise in jeopardy or unsatisfactory in character or value.

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SECTION 11.   REMEDIES.  Upon the occurrence of any Event of Default, Secured Party shall have the right to declare immediately due and payable all or any Indebtedness secured hereby and to terminate any commitments to make loans or otherwise extend credit to Debtor.  Secured Party shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Texas Business and Commerce Code or otherwise provided by law, including without limitation, the right (a) to contact all persons obligated to Debtor on any Collateral or Proceeds and to instruct such persons to deliver all Collateral and/or Proceeds directly ·to Secured Party, and (b) to sell, lease, license or otherwise dispose of any or all Collateral.  All rights, powers, privileges and remedies of Secured Party shall be cumulative.  No delay, failure or discontinuance of Secured Party in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy.  Any waiver, permit, consent or approval of any kind by Secured Party of any default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.  It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such 'dispositions.  While an Event of Default exists: (a) Debtor will deliver to Secured Party from time to time, as requested by Secured Party, current lists of all Collateral and Proceeds; (b) Debtor will not dispose of any Collateral or Proceeds except on terms approved by Secured Party; (c) at Secured Party's request, Debtor will assemble and deliver all Collateral and Proceeds, and books and records pertaining thereto, to Secured Party at a reasonably convenient place designated by Secured Party; and (d) Secured Party may, without notice to Debtor, enter onto Debtor's premises and take possession of the Collateral.  With respect to any sale or other disposition by Secured Party of any Collateral subject to this Agreement, Debtor hereby expressly grants to Secured Party the right to sell such Collateral using any or all of Debtor's trademarks, trade names, trade name rights and/or proprietary labels or marks.  Debtor further agrees that Secured Party shall have no obligation to process or prepare any Collateral for sale or other disposition.

SECTION 12.   DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS.  In disposing of Collateral hereunder, Secured Party may disclaim all warranties of title, possession, quiet enjoyment and the like.  Any proceeds of any disposition of any Collateral or Proceeds, or any part thereof, may be applied by Secured Party to the payment of expenses incurred by Secured Party in connection with the foregoing, including reasonable attorneys' fees, and the balance of such proceeds may be applied by Secured Party toward the payment of the Indebtedness in such order of application as Secured Party may from time to time elect.  Upon the transfer of all or any part of the Indebtedness, Secured Party may transfer all or any part of the Collateral or Proceeds and shall be fully discharged thereafter from all liability and responsibility with respect to any of the foregoing so transferred, and the transferee shall be vested with all rights and powers of Secured Party hereunder with respect to any of the foregoing so transferred; but with respect to any Collateral or Proceeds not so transferred, Secured Party shall retain all rights, powers, privileges and remedies herein given.

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SECTION 13.   STATUTE OF LIMITATIONS.  Until all Indebtedness shall have been paid in full and all commitments by Secured Party to extend credit to Debtor have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at any time and from time to time irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of Debtor may have ceased, unless such liability shall have ceased due to the payment in full of all Indebtedness secured hereunder.

SECTION 14.   MISCELLANEOUS.  When there is more than one Debtor named herein: (a).the word "Debtor" shall mean all or anyone or more of them as the context requires; (b) the obligations of each Debtor hereunder are joint and several; and (c) until all Indebtedness shall have been paid in full, no Debtor shall have any right of subrogation or contribution, and each Debtor hereby waives any benefit of or right to participate in any of the Collateral or Proceeds or any other security now or hereafter held by Secured Party.  Debtor hereby waives any right to require Secured Party to (i) proceed against Debtor or any other person, (ii) marshal assets or proceed against or exhaust any security from Debtor or any other person, (iii) perform any obligation of Debtor with respect to any Collateral or Proceeds, and (d) make any presentment or demand, or give any notices of any kind, including without limitation, any notice of nonpayment or nonperformance, protest, notice of protest, notice of dishonor, notice of intention to accelerate or notice of acceleration hereunder or in connection with any Collateral or Proceeds.  Debtor further waives any right to direct the application of payments or security for any indebtedness of Debtor or indebtedness of customers of Debtor.  Any requirement of reasonable notice to Debtor with respect to the sale or other disposition of Collateral shall be met if such notice is given pursuant to the requirements of the Section hereof entitled Notices at least five (5) days before the date of any public disposition or the date after which any private sale or other disposition will be made.

SECTION 15.   NOTICES.  All notices, requests and demands required under this Agreement must be in writing, addressed to Secured Party at the address specified in any other loan documents entered into between Debtor and Secured Party and to Debtor at the address of its chief executive office (or principal residence, if applicable) specified below or to such other address as any party may designate by written notice to each other party, and shall be deemed to have been given or made as follows: (a) if personally delivered upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

SECTION 16.   COSTS, EXPENSES AND ATTORNEYS' FEES.  Debtor shall pay to Secured Party immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Secured Party's in-house counsel to the extent permissible), incurred by Secured Party in connection with (a) the perfection and preservation of the Collateral or Secured Party's interest therein, and (b) the realization, enforcement and exercise of any right, power, privilege or remedy conferred by this Agreement, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Secured Party or any other person) relating to Debtor or in any way affecting any of the Collateral or Secured Party's ability to exercise any of its rights or remedies with respect thereto.

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SECTION 17.   SUCCESSORS; ASSIGNS; AMENDMENT.  This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by Secured Party and Debtor.

SECTION 18.   SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.

SECTION 19.   GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

ENGLOBAL U.S. INC.

By:   _______________________________
Name: _____________________________
Title:  ______________________________

Address for notices:
654 North Sam Houston Parkway East
Suite 400
Houston, TX 77060
Attention: John R. Beall
Telephone No.: __________________
Telecopier No.: __________________

WELLS FARGO BANK, N.A.

By:   _______________________________
Name: ______________________________
Title: _______________________________

Address for notices:
1000 Louisiana Street, 4th Floor
Houston, Texas 77002
Attention: Graciela Garcia
Telephone No.: (713)319-1456
Telecopier No.: (713)739-1080

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